EXHIBIT INDEX

Exhibit A: Attachment to item 77B:
           Accountants report on internal control
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Exhibit A:
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Trustees of Investors Capital Funds
Lynnfield, Massachusetts

We have audited the accompanying statements of assets and liabilities of Investors Capital Funds (comprising, respectively, Investors Capital Twenty Fund and Investors Capital Internet and Technology Fund ), including the schedules of investments, as of September 30, 2000, and the related statements of operations and changes in net assets, and the financial highlights for the respective periods from commencement of operations to September 30, 2000. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2000, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds comprising Investors Capital Funds as of September 30, 2000, and the results of their operations, the changes in their net assets and the financial highlights for the respective periods from commencement of operations to September 30, 2000 in conformity with generally accepted accounting principles.


BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
October 20, 2000